Exhibit 99.h(ix)

STRUCTURING FEE AGREEMENT

October 29, 2021

Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated October 26, 2021 (the “Underwriting Agreement”), by and among MainStay CBRE Global Infrastructure Megatrends Fund (the “Fund”), New York Life Investment Management LLC (the “Advisor”), CBRE Investment Management Listed Real Assets LLC (the "Subadvisor" and together with the Advisor, the "Companies") and each of the Underwriters named in Schedule I therein (the “Underwriters”), with respect to the issue and sale of the Fund’s common shares of beneficial interest (the “Offering”), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.     Fee. In consideration of your services assisting the Companies with respect to the structure and design of the Fund, including, without limitation, services related to the sale and distribution of the Fund’s Common Shares, the Companies shall, jointly and severally, be responsible for paying a fee to you in the aggregate amount of $[•] (the “Fee”). The Companies shall pay the Fee to you at or before the Closing Date by wire transfer to the order of Wells Fargo Securities, LLC using the following wire instructions:

Bank:

ABA#:

Account Name:

Account#:

Attn: Equity

Reference:

In the event the Offering does not proceed, you will not receive any fees other than accountable expenses actually incurred; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Wells Fargo Securities, LLC solely pursuant to the terms of the Underwriting Agreement (and not hereunder).

2.     Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

3.     Indemnification. The Companies agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.     Not an Investment Adviser; No Fiduciary Duty. The Companies acknowledge that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Companies hereby acknowledge that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Companies agree that it is solely responsible for making its own judgment in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Companies on related or other matters).

5.     Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers). Nothing herein shall be construed as prohibiting the Companies from paying compensation of any kind to any other person for services the same as, or similar to, the services provided by Wells Fargo Securities, LLC hereunder, and for services relating to (i) securing syndicate participants in the Fund’s initial public offering, (ii) preparation, marketing and diligence materials of the Underwriters, (iii) conveying information and marketing updates to the Underwriters and (iv) coordinating syndicate orders in the Offering.

6.     Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

7.     Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Agreement shall be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

[Wells Fargo Structuring Fee Agreement]

CC Draft 10/20/2021

Indemnification Agreement

October 29, 2021

Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

Ladies and Gentlemen:

In connection with the engagement of Wells Fargo Securities, LLC (the “Bank”) to assist the undersigned, New York Life Investment Management LLC and CBRE Investment Management Listed Real Assets LLC (referred to collectively as the “Companies”), with respect to the matters set forth in the Structuring Fee Agreement dated October 29, 2021 between the Companies and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Companies have agreed to, jointly and severally, indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the reasonable fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of the Bank. The Indemnification provided hereunder shall not extend to those matters indemnified under the Underwriting Agreement, dated October 26, 2021, by and among MainStay CBRE Global Infrastructure Megatrends Fund, the Companies and each of the underwriters named therein. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Companies will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted primarily from the gross negligence, bad faith or willful misconduct of the Bank. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure to so notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Bank and the Bank will notify the Companies of its selection of counsel as promptly as reasonably practicable following such selection. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Companies agree to, jointly and severally, contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and its members and affiliates, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and its members and affiliates, on the one hand, and the Bank, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and its members and affiliates, on the one hand, and the Bank, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Companies or their members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Companies if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence, bad faith or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES AND THE INDEMNIFIED PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND EACH OF THE COMPANIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE COMPANIES AND THE INDEMNIFIED PARTIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANIES OR THE INDEMNIFIED PARTIES IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

This Agreement shall be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

[Wells Fargo Indemnification Agreement]